UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒           Soliciting Material Under Rule 14a-12

ZORAN CORPORATION
(Name of Registrant as Specified in Its Charter)

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
COWEN OVERSEAS INVESTMENT LP
RAMIUS ADVISORS, LLC
RAMIUS VALUE AND OPPORTUNITY ADVISORS LLC
RAMIUS LLC
COWEN GROUP, INC.
RCG HOLDINGS LLC
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
JON S. CASTOR
DALE FULLER
THOMAS LACEY
JEFFREY MCCREARY
JEFFREY C. SMITH
EDWARD TERINO

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2

Ramius Value and Opportunity Master Fund Ltd, together with the other participants named herein (collectively, “Ramius”), has made a preliminary filing with the Securities and Exchange Commission of a consent statement and an accompanying WHITE consent card to be used to solicit consents from stockholders of Zoran Corporation, a Delaware corporation (“Zoran”), for the removal of six current directors of Zoran and for the election of Ramius’ six nominees.

Item 1: The following materials were posted by Ramius to http://www.shareholdersforzoran.com:

Important Notice

This website may contain forward-looking statements.  These statements may be identified by the use of forward-looking terminology such as the words “expects,” “intends,” “believes,” “anticipates” and other terms with similar meaning indicating possible future events or actions relating to the business or stockholders of Zoran Corporation (the “Company”). These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the ability of Ramius Value and Opportunity Master Fund Ltd, an affiliate of Ramius LLC (collectively, “Ramius”), to successfully solicit sufficient proxies or consents to, among other things, remove six (6) current directors from the Company’s board of directors and to elect Ramius’ director nominees (the “Nominees”) to the Company’s board of directors through the consent solicitation being undertaken by Ramius (the “Solicitation”), the ability of the Nominees to improve the performance of the Company and risk factors associated with the business of the Company, as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2009, and in other periodic reports of the Company, which are available at no charge at the website of the Securities and Exchange Commission (“SEC”) at http://www.sec.gov. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.

This website may be deemed to constitute solicitation material and is intended solely to inform stockholders so that they may make an informed decision regarding the Solicitation.

RAMIUS, TOGETHER WITH THE OTHER PARTICIPANTS (AS DEFINED BELOW), HAS FILED WITH THE SEC A PRELIMINARY CONSENT STATEMENT AND ACCOMPANYING WHITE CONSENT CARD TO BE USED TO SOLICIT PROXIES AND CONSENTS FOR THE REMOVAL OF SIX (6) CURRENT DIRECTORS OF THE COMPANY AND THE ELECTION OF RAMIUS’ SLATE OF DIRECTOR NOMINEES.

RAMIUS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.  SUCH CONSENT STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED, TOLL-FREE AT (877) 717-3898 OR COLLECT AT (212) 750-5833.

THE PARTICIPANTS IN THE SOLICITATION ARE RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD, COWEN OVERSEAS INVESTMENT LP, RAMIUS ADVISORS, LLC, RAMIUS VALUE AND OPPORTUNITY ADVISORS LLC, RAMIUS LLC, COWEN GROUP, INC., RCG HOLDINGS LLC, C4S & CO., L.L.C., PETER A. COHEN, MORGAN B. STARK, THOMAS W. STRAUSS, JEFFREY M. SOLOMON, JEFFREY C. SMITH, JON S. CASTOR, DALE FULLER, THOMAS LACEY, EDWARD TERINO AND JEFFREY MCCREARY (COLLECTIVELY, THE “PARTICIPANTS”).

INFORMATION REGARDING THE PARTICIPANTS, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE SCHEDULE 13D INITIALLY FILED BY RAMIUS WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 2010, AS MAY BE AMENDED FROM TIME TO TIME (THE “SCHEDULE 13D”).  THE SCHEDULE 13D IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

AS OF THE DATE HEREOF, THE PARTICIPANTS COLLECTIVELY BENEFICIALLY OWN AN AGGREGATE OF 4,248,500 SHARES OF COMMON STOCK OF THE COMPANY, CONSISTING OF (I) 3,110,650 SHARES OF COMMON STOCK BENEFICIALLY OWNED BY VALUE AND OPPORTUNITY MASTER FUND, (II) 1,036,850 SHARES OF COMMON STOCK BENEFICIALLY OWNED BY COIL, (III) 10,000 SHARES OF COMMON STOCK OWNED DIRECTLY BY JON S. CASTOR, (IV) 50,000 SHARES OF COMMON STOCK OWNED DIRECTLY BY DALE FULLER, (V) 21,000 SHARES OF COMMON STOCK OWNED DIRECTLY BY JEFFREY MCCREARY AND (VI) 20,000 SHARES OF COMMON STOCK OWNED DIRECTLY BY EDWARD TERINO.

AS MEMBERS OF A “GROUP” FOR THE PURPOSES OF RULE 13D-5(B)(1) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EACH OF THE PARTICIPANTS IS DEEMED TO BENEFICIALLY OWN THE SHARES OF COMMON STOCK OF THE COMPANY BENEFICIALLY OWNED IN THE AGGREGATE BY THE OTHER PARTICIPANTS.  EACH OF THE PARTICIPANTS DISCLAIMS BENEFICIAL OWNERSHIP OF SUCH SHARES OF COMMON STOCK EXCEPT TO THE EXTENT OF HIS OR ITS PECUNIARY INTEREST THEREIN.

Restoring Credibility and Enhancing
Shareholder Value at Zoran

Ramius Value and Opportunity Advisors LLC, together with the other participants in this solicitation (collectively, “Ramius”), beneficially owns an aggregate of 4,248,500 shares of common stock, or approximately 8.3% of the shares outstanding, of Zoran Corporation, making us one of Zoran’s largest shareholders. We believe Zoran's shares are deeply undervalued and that such valuation discrepancy is primarily due to long-term fundamental underperformance and repeated missed expectations for revenue growth and profitability. We do not have confidence in the ability of the current Board to improve the Company’s operating performance and enhance shareholder value. We believe that the only way to ensure that immediate steps are taken to restore credibility and enhance value at Zoran is to reconstitute the Board with directors who are committed to a course of action that will return Zoran to an acceptable level of profitability. We believe that these actions are necessary to protect and serve the best interests of all Zoran shareholders.

In the coming weeks, we will be seeking your support for a number of proposals, the effect of which will be to replace six (6) current members of the Board of Directors of the Company with a group of highly qualified director nominees - Jon S. Castor, Dale Fuller, Thomas Lacey, Jeffrey McCreary, Jeffrey C. Smith and Edward Terino. Without change to the current Board, we fear that the Company’s intrinsic value may continue to sharply deteriorate under the continued stewardship of the Company’s current Board. With the right Board leadership and improved oversight, we believe significant opportunities exist to greatly improve operating performance and enhance value for all shareholders.

We invite you to read the materials on this website to learn more about our views on Zoran's historical performance, operating segments, valuation and the changes to Board composition that we believe are necessary to restore credibility and improve performance at the Company.

News/Press Releases
December 6th, 2010 Ramius Seeks Shareholder Support to Reconstitute Zoran Corporation's Board of Directors

Important Documents
December 6th, 2010 Preliminary Consent Statement

Nominees

Jon S. Castor

Jon S. Castor has been a private investor and a member of public and private boards of directors since June 2004.  He presently serves as a director of ADPT Corporation, historically a provider of data center I/O solutions, that is redeploying its capital toward new business operations.  Mr. Castor has served as a member of ADPT Corporation's Board of Directors since 2006.  He is also a member of a private company board.  Previously, Mr. Castor served as Chairman of the Board of Omneon, a leader in broadcast video servers, from April 2007 until Harmonic acquired Omneon in September 2010.  In addition, Mr. Castor previously served on the Board of Directors of California Micro Devices Corporation from July 2009 until its acquisition by ON Semiconductor in January 2010, and on the Board of Directors of Genesis Microchip from November 2004 until its acquisition by ST Microelectronics in January 2008.  From 2003 to 2004, Mr. Castor was an executive with Zoran Corporation, as the Senior Vice President and General Manager of Zoran’s DTV Division and then as a post-acquisition advisor to the CEO. From 2002 to 2003, Mr. Castor was the Senior Vice President and General Manager of the TeraLogic Group at Oak Technology Inc., a developer of integrated circuits and software for digital televisions and printers, which was acquired by Zoran. In 1996, Mr. Castor co-founded TeraLogic, Inc., a developer of digital television integrated circuits, software and systems, where he served in several capacities, including as its Chief Executive Officer and director from 2000 to 2002, when it was acquired, first by Oak Technology in 2002 and then indirectly in 2003 by Zoran when Zoran acquired Oak Technology.  Mr. Castor holds an M.B.A. from the Stanford Graduate School of Business and a B.A. from Northwestern University.  Mr. Castor's thirty-plus years of experience, including as a CEO, Chairman, director of public and private companies, executive officer, entrepreneur, and strategy consultant, enable him to assist in the effective management of Zoran Corporation.

Dale Fuller

Dale Fuller is currently the President & CEO of MokaFive, a venture-backed private company. He also serves on the Board of Directors of AVG Technologies and Webgistix Corporation. Mr. Fuller has served as a director of Phoenix Technologies (NASDAQ: PTEC), Guidance Software (NASDAQ: GUID) and as a director and then as interim President and CEO of McAfee, Inc. (NYSE: MFE) from January 2006 through March 2007.  Prior to joining McAfee, he was President and CEO of Borland Software Corporation (Nasdaq:BORL) from 1999 until 2005, and before Borland, President and CEO of WhoWhere? Corporation.  In addition, he has had held senior executive positions at Apple Computer, NEC, Motorola, and Texas Instruments. He holds an honorary doctorate from St. Petersburg State University.

Thomas Lacey

Thomas Lacey is the President, Chief Executive Officer and a director of Phoenix Technologies Ltd., a recently publicly-traded global provider of basic input-output software for personal computers, and has served in those capacities since February 2010. Prior to joining Phoenix Technologies, Mr. Lacey had served as Corporate Vice President and General Manager of the SunFabTM Thin Film Solar Products group of Applied Materials, Inc. (“AMAT”) since September 2009. Mr. Lacey previously served as President of Flextronics International's Components Division from 2006 to 2007. Mr. Lacey joined Flextronics in connection with the sale to Flextronics of NASDAQ-listed International Display Works, where Mr. Lacey had been Chairman, President and Chief Executive Officer from 2004 to 2006. Prior to International Display Works, Mr. Lacey held various management and executive positions at Intel Corporation for 13 years, including Vice President Sales and Marketing, President of Intel Americas, and Vice President and General Manager, Flash Products. Mr. Lacey holds a bachelors of arts degree in computer science from the University of California, Berkeley, and a masters of business administration degree from the Leavy School of Business at Santa Clara University. Mr. Lacey’s experience in the senior management of public companies, including service as chairman, president, chief executive officer and corporate vice president, his experience on the board of directors of public companies, and his financial expertise and his experience in international sales and management with technology companies enable him to assist in the effective management and oversight of Zoran Corporation.

Jeffrey McCreary

Jeffrey McCreary is an independent management consultant, an outside director of two major corporations and author.  Mr. McCreary is a former Senior Vice-President at Texas Instruments, where he was most recently the Manager of Worldwide Sales and Marketing (1998-2005) where he directed the global sales organization and was responsible for $12 billion dollars in revenue.  Mr. McCreary held a variety of other executive positions within TI, including the General Manager of Advanced Logic Products and General Manager of Worldwide Military Semiconductors.  He has led organizations conducting product design and development, manufacturing, marketing, and sales.  His book, Creating the I in Team was published in 2007.  McCreary currently serves as an independent board director of the Gennum Corporation (symbol GND.TO) and the Isola Group (privately held).   He is also working as a special consultant to the National Hockey League (NHL) Coaches Association.  Additionally, he is a long time member of the Board of Trustees of the Rose-Hulman Institute of Technology.  McCreary holds a bachelor’s degree in electrical engineering from the Rose-Hulman Institute of Technology and received an honorary doctorate in engineering from Rose in 2004.  Mr. McCreary’s technology expertise, together with his experience as an executive and director of technology companies, including Texas Instruments, well qualifies him to serve on Zoran’s Board of Directors.

Jeffrey C. Smith

Jeffrey C. Smith is a Partner Managing Director of Ramius LLC, a subsidiary of Cowen Group, Inc. (“Cowen”). He is the Chief Investment Officer of Value and Opportunity Master Fund. Mr. Smith is a member of Cowen’s Operating Committee and Cowen’s Investment Committee.  Prior to joining Ramius LLC in January 1998, he served as Vice President of Strategic Development for The Fresh Juice Company, Inc. While at Fresh Juice, Mr. Smith helped orchestrate three acquisitions quadrupling sales and doubling market value. He later initiated and completed the sale of The Fresh Juice Company to The Saratoga Beverage Group, Inc. He is currently the Chairman of the Board of Phoenix Technologies, where he has served as a director since November 2009.  He also served as a director of Actel Corporation, a provider of power management solutions, from March 2009 until October 2010.  Mr. Smith is a former member of the Board of Directors of S1 Corporation, Kensey Nash Corp., The Fresh Juice Company, Inc., and Jotter Technologies, Inc., an Internet infomediary company. Mr. Smith served as a member of the Management Committee for Register.com, which provides internet domain name registration services. He began his career in the Mergers and Acquisitions department at Société Générale. Mr. Smith is a General Securities Registered Representative.  As the Chief Investment Officer of Value and Opportunity Master Fund, he has significant experience evaluating companies from a financial, operational, and strategic perspective to identify inefficiencies and the resulting opportunities for value creation. Mr. Smith has particular expertise in assessing companies’ balance sheets and capital structures to determine the best means of raising capital for growth or recapitalizing stressed situations.  Mr. Smith’s extensive experience in a variety of industries together with his management experience in a variety of roles enable Mr. Smith to provide Zoran Corporation with valuable financial and executive insights and make him well qualified to sit on Zoran’s Board.

Edward Terino

Edward Terino is President of GET Advisory Services, LLC, a strategic and financial management consulting firm focused on the technology and maritime industries. From 2005 until December 2008, Mr. Terino served as the Chief Executive Officer and Chief Financial Officer of Arlington Tankers Ltd, an international seaborne transporter of crude oil and petroleum products, where he successfully led the merger of Arlington with General Maritime Corporation in late 2008. From 1996 to 2005, Mr. Terino held Senior Vice President and Chief Financial Officer positions with several enterprise software companies including Art Technology Group, Inc., a provider of Internet-based e-commerce and customer service software focused on the Global 1000 market. Prior to Art Technology Group, Inc., Mr. Terino served as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Applix, Inc., a provider of business intelligence software solutions. Mr. Terino also spent eleven years at Houghton Mifflin Company, a leading educational publisher in the U.S. in various senior financial management positions and nine years at Deloitte & Touche in their consulting services group. Mr. Terino was appointed to serve as a Director of EBT International from October 1999 to March 2006, S1 Corporation from April 2007 to present, Phoenix Technologies Ltd. from November 2009 to November 2010, Baltic Trading Limited from March 2010 to present, and SeaChange International from July 2010 to present. He currently is Chairman of two Audit Committees and a member of two Compensation Committees.  Mr. Terino’s experience as an executive officer of several publicly traded companies, including as the Chief Financial Officer of several publicly traded technology companies and his experience as a Director of several technologies companies, well qualifies him to serve on Zoran’s Board.

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Contact Us

If you have any questions, you may contact the following representatives of Ramius:

Peter Feld, 212-201-4878
Gavin Molinelli, 212-201-4828

Also, if you have any questions or need additional copies of Value and Opportunity Master Fund's consent materials, please call Innisfree M&A Incorporated at the phone numbers listed below.

Innisfree M&A Incorporated
Toll-Free: (877) 717-3898
501 Madison Avenue, 20th Floor
New York, NY 10022

Stockholders Call Toll-Free at: (877) 717-3898
Banks and Brokers Call Collect at: (212) 750-5833